EXHIBIT 99.1                                   [NATIONWIDE FINANCIAL LETTERHEAD]

INVESTOR CONTACT:
-----------------
Kevin G. O'Brien
AVP, Investor Relations
614-677-5331

MEDIA CONTACT:
--------------
Bryan Haviland
Director, Public Relations
614-677-7767

JANUARY 30, 2001

                    NATIONWIDE FINANCIAL REPORTS 16% INCREASE
                           IN 2000 OPERATING EARNINGS

           RESULTS MEET REVENUE, EARNINGS AND RETURN ON EQUITY TARGETS

COLUMBUS, OHIO-- Nationwide Financial Services, Inc. (NYSE: NFS), a leading provider of personalized long-term savings and retirement products, today reported strong results for the fourth quarter and full year 2000. Highlights include the following:

o Net operating income, which excludes after-tax net realized investment gains/losses, increased 16 percent to $451.0 million or $3.50 per diluted share for the full year. Net income for the year was $434.9 million or $3.38 per diluted share. Net operating income for 1999 was $388.3 million or $3.02 per diluted share and net income was $381.3 million or $2.96 per diluted share.

o Operating revenues of $3.2 billion for the year increased 14 percent compared to $2.8 billion reported a year ago.

o Nationwide Financial's three largest segments posted double-digit sales growth for the year. Individual annuity sales of $7.3 billion increased 15 percent over the $6.4 billion reported for 1999. Institutional product sales grew by 11 percent, reaching $7.4 billion for the year compared to $6.6 billion a year ago. Life insurance, the Company's fastest growing segment, posted sales of $1.5 billion, 40 percent ahead of the $1.1 billion reported a year ago.

o Operating return on equity reached 16.7 percent, up slightly from 16.6 percent last year.

o Customer funds managed and administered totaled $111.0 billion at year end, flat compared with the $111.1 billion reported a year ago.

o For the quarter, net operating income was $114.7 million or $0.89 per diluted share, an increase of 13 percent from $101.3 million or $0.79 per diluted share a year ago. Net income for the quarter was $109.2 million or $0.85 per diluted share, compared to $98.8 million or $0.77 per diluted share in the fourth quarter of 1999.

o The individual variable annuity surrender rate, adjusted for internal exchanges, was 10.2 percent for the quarter, level with both the third quarter of 2000 and the fourth quarter of 1999.

                                     -more-

NFS REPORTS FOURTH QUARTER AND FULL YEAR 2000 EARNINGS -- 2

"In addition to delivering on our revenue, earnings and return on equity commitments, we continue to invest in the necessary technology, distribution and products that will drive consistent earnings growth in the quarters ahead," said W.G. Jurgensen, chief executive officer. "While we are very pleased with the results for the year, we are also cognizant that given the challenges posed to us from the current equity market environment we must work harder in 2001 to maintain this high level of growth."

SEGMENT RESULTS

Nationwide Financial reports its results in four business segments: individual annuity, institutional products, life insurance, and asset management. A discussion of the results for each segment follows.

                   INDIVIDUAL ANNUITY - 2000 FINANCIAL RESULTS

         o Pre-tax operating earnings for 2000 were $276.3 million, a 9 percent increase over 1999

         o Revenues increased 15 percent to $1.1 billion, compared to $971 million in 1999

         o Sales of The BEST of AMERICA series of individual variable annuities increased 20 percent for the year

         o Assets ended the year at $43.7 billion, slightly below the $44.0 billion from a year ago

FULL YEAR 2000 RESULTS: Strong revenue growth, driven by higher asset and surrender fees, was partially offset by an increase in amortization of policy acquisition costs, leading to solid earnings growth for the year. Asset fees increased 15 percent as average separate account balances were up 12 percent for the year. Market depreciation in the second half of the year offset both net inflows of $2.5 billion and the slight market gains in the first half of the year, leaving ending asset balances for the year slightly below 1999 levels. Return on average assets of 63 basis points for the year was down from 64 basis points a year ago as the impact of increased sales of trail commission variable annuity products is impacting segment margins.

Sales of individual annuities grew 15 percent to $7.3 billion in 2000 as improved sales of variable annuities across the Company's largest channels and a resurgence of fixed annuity sales in the financial institutions channel drove overall production higher. The full year sales results also include $1.0 billion of trail commission products, up over 100 percent for the year.

"During 2000, we made tremendous strides in gaining back producers in the independent broker/dealer channel through innovative products and improved sales support," said Joseph J. Gasper, president and chief operating officer. "The innovative design of our bonus annuity and our unique value proposition continue to be well received by producers, resulting in increased sales and market share."

                                     -more-

NFS REPORTS FOURTH QUARTER AND FULL YEAR 2000 EARNINGS -- 3

FOURTH QUARTER RESULTS: Individual annuity earnings of $65.8 million for the quarter were down slightly compared to $66.8 million in 1999. Increased interest spread on general account assets was offset by an increase in amortization of policy acquisition costs. Sales of individual annuities were $1.7 billion for the fourth quarter, 14 percent higher than a year ago. Growth in the quarter was driven by sales of variable annuities through the brokerage channel, which increased 42 percent, and record sales of fixed annuities in the financial institutions channel. Return on average assets for the quarter was 59 basis points, down from 61 basis points in the previous quarter and 65 basis points a year ago. Higher sales of trail commission variable annuities and increased amortization of policy acquisition costs are impacting margins.


                 INSTITUTIONAL PRODUCTS - 2000 FINANCIAL RESULTS

         o Pre-tax operating earnings increased 11 percent, to $224.6 million

         o        Revenues increased 10 percent to $1.2 billion

         o Sales of private sector pension plans increased 18 percent during the year

         o Assets totaled $47.2 billion at year end, down from $48.3 billion a year ago

FULL YEAR 2000 RESULTS: Earnings growth for the year was driven by higher asset fees from an 11 percent increase in average separate account assets and a growing earnings contribution from the Company's medium-term note program. More than $1.0 billion of notes were issued during the year driving total assets of the program to $1.6 billion at year end. Interest spread was essentially even with the prior year at 173 basis points, as increased yields were offset by higher crediting rates. Higher operating expenses for the year reflect the significant technology investments made as part of the new business model transition in the public sector business. Return on average assets for the year was 47 basis points, up from 46 basis points a year ago.

Sales for the segment were $7.4 billion, an 11 percent increase over 1999 levels. Private sector pension plans experienced sales growth of 18 percent, aided by strong sales in the independent broker/dealer and brokerage channels as well as a tripling of pension production in the financial institutions channel. Sales of public sector pension plans were flat for 2000 and were impacted from the transition to the new business model.

"We anticipated that the transition to the new business model in the public sector business would cause a temporary disruption in sales and operating performance," said Gasper. "We firmly believe the transition was the correct decision and will better enable us to compete profitably in this market long-term."

                                     -more-

NFS REPORTS FOURTH QUARTER AND FULL YEAR 2000 EARNINGS -- 4

FOURTH QUARTER RESULTS: Earnings of $57.3 million for the fourth quarter increased 10 percent compared to the prior year. Interest spread of 196 basis points for the quarter increased 11 basis points over the prior year, helping boost earnings. The continued expansion of the medium-term note program also aided earnings in the quarter, as $257.2 million of new funding agreements were issued. Return on average assets for the quarter was 48 basis points, up from 47 basis points a year ago.


                     LIFE INSURANCE - 2000 FINANCIAL RESULTS

         o Pre-tax operating earnings for 2000 were $161.1 million, a 31 percent increase over 1999

         o Revenues increased 16 percent to $751.3 million, compared to $648.0 million in 1999

         o Sales of individual variable life products increased 35 percent during the year

         o Return on equity of 12.1 percent for 2000 improved from 11.1 percent in 1999

FULL YEAR 2000 RESULTS: Earnings growth for the life segment was driven by outstanding results from investment life products which posted earnings 69 percent ahead of the prior year. Revenues from administrative fees and cost of insurance charges on investment life drove total revenues 16 percent higher for the segment. Reserves supporting investment life products now total $4.6 billion, up 39 percent from a year ago.

Sales of life insurance products grew 40 percent to $1.5 billion in 2000, as investment life product sales grew by 54 percent, offsetting a decline in traditional and universal life sales. Importantly, the expansion of investment life to new distribution channels continued as sales of individual variable life through the financial institutions and brokerage channels doubled in 2000 while production through the independent broker/dealer channel increased by over 31 percent.

FOURTH QUARTER RESULTS: Life earnings climbed to $46.3 million, a 51 percent increase from a year ago. Favorable mortality experience was partially offset by higher expenses associated with the continued investment in re-design of the underwriting and policy issuance and administration process. Investment life product earnings continue to grow at a faster rate than traditional/universal products and currently account for 57 percent of the segment's earnings as compared to just 37 percent in the fourth quarter a year ago.

                                     -more-

NFS REPORTS FOURTH QUARTER AND FULL YEAR 2000 EARNINGS -- 5

                    ASSET MANAGEMENT - 2000 FINANCIAL RESULTS

         o Pre-tax operating earnings for 2000 were $4.5 million, compared to $22.9 million in 1999

         o Revenues increased 10 percent to $119.4 million, compared to $108.6 million a year ago

         o Assets increased slightly to $23.0 billion in 2000 from $22.9 billion in 1999

FULL YEAR 2000 RESULTS: Earnings for the asset management segment were impacted by the continued investments to expand the product portfolio and the retail and institutional distribution capabilities of Villanova Capital. Operating expenses increased $31.8 million in the year, as Villanova Capital added six new managers to the investment management team, enhanced the research capabilities and implemented a rigorous review process to ensure that funds adhere to their mandates. Also included in operating expenses is $6.5 million of strategic investments in several internet distribution and venture capital initiatives. Excluding the impact of these ventures, the core asset management business earnings were $11.0 million for the year, compared to $23.9 million a year ago.

Assets under management ended the year at $23.0 billion, up slightly from $22.9 billion a year ago. Net outflows of $1.3 billion in the first half of the year were offset by net inflows of $1.2 billion in the second half of the year as fund performance improved in key equity funds, and stable value manager Morley Financial was awarded more than $400 million in new mandates.

RESULTS FOR THE FOURTH QUARTER: Operating results for the fourth quarter reflect a loss of $1.9 million. Impacting the quarterly results are investments in internet distribution and venture capital initiatives of $4.2 million. Excluding the impact of these ventures, the core asset management business earnings were $2.3 million for the quarter, compared to $5.1 million a year ago.

BALANCE SHEET

Total assets at December 31, 2000 of $93.2 billion were up slightly from $93.1 billion at year-end 1999. Included in the current period total assets were $66.0 billion in assets underlying variable annuities and variable life products held in separate accounts, down from $67.2 billion at year-end 1999.

Shareholders' equity was $3.0 billion, or $23.29 per share, at December 31, 2000 compared to $2.5 billion or $19.35 per share at year-end 1999. Excluding the impact of unrealized appreciation/depreciation on available-for-sale securities, book value was $22.40 per share at December 31, 2000 versus $19.47 per share at year-end 1999.

                                     -more-

NFS REPORTS FOURTH QUARTER AND FULL YEAR 2000 EARNINGS -- 6

BUSINESS OUTLOOK

As part of Nationwide Financial's disclosure procedures, the Company has incorporated this business outlook section as a permanent part of its earnings release. The business outlook is intended to provide investors and analysts with management's expectations and forecasts regarding key drivers to our business. As such, the following statements are based on current business conditions and are forward-looking:

o Operating earnings growth for 2001 is expected to be within a range of 7 to 10 percent

o Revenue growth is also expected to be within a range of 7 to 10 percent for the full year 2001

o Return on equity for 2001 is expected to be within a range of 15 to 16 percent

o The equity markets, as measured by the S&P 500, and the related performance of the Company's separate account assets are expected to achieve an annualized return of 8 percent for the full year, earned evenly throughout the year. This market assumption, when compared to the volatile market experienced in 2000, results in a 4 percent decline in the daily average S&P 500 in 2001 compared to 2000, a key indicator of asset fee growth for the separate account.

o Consistent with the realization of certain tax minimization strategies, an effective tax rate of no more than 29 percent is sustainable for 2001


The ability of the Company to meet the indicated expectations and forecasts is subject to the factors described in the forward looking information section below. Prior to the start of the quiet period, investors can continue to rely on the earnings release and web site as still being Nationwide Financial's current expectations on matters covered, unless the company publishes a notice stating otherwise.

EARNINGS CONFERENCE CALL

Management of Nationwide Financial will host a conference call on January 31, 2001 at 10:00 am ET to discuss fourth quarter and full year 2000 earnings. To listen to the call, dial (212) 287-1615 and enter conference code NFS. The call will also be broadcast live over the internet with a link available on the Company's web site. For those unable to listen to the call live, an audio archive and transcript will be available on the Company's web site within 48 hours.

                                     -more-

NFS REPORTS FOURTH QUARTER AND FULL YEAR 2000 EARNINGS -- 7

QUIET PERIOD

Toward the end of each quarter, Nationwide Financial has a "quiet period" when it no longer publishes or updates its current expectations and forecasts and company representatives will not comment concerning the company's financial results or expectations. The quiet period will extend until the day when Nationwide Financial's next earnings release is published. For the first quarter of 2001, the quiet period will be April 4, 2001 through April 25, 2001.

Columbus-based Nationwide Financial is the holding company for the retirement savings operations of Nationwide which owns 81.5 percent of the outstanding common shares of NFS. The major operating subsidiary of NFS is Nationwide Life Insurance Company, the country's 10th largest life insurer. To obtain investor materials, including the Company's 1999 annual report, Form 10-K, and other corporate announcements, please call our toll-free investor information line at
(877) NFS-NYSE or visit our web site at WWW.NATIONWIDEFINANCIAL.COM.

FORWARD LOOKING INFORMATION

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include, among others, the following possibilities: (i) Nationwide Corporation's control of the Company through its beneficial ownership of approximately 97.8 percent of the combined voting power of all the outstanding common stock and approximately 81.5 percent of the economic interest in the Company; (ii) the Company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends;
(iii) the potential impact on the Company's reported net income that could result from the adoption of certain accounting standards issued by the FASB;
(iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vi) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (vii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (viii) inability to carry out marketing and sales plans, including, among others, changes to certain products and acceptance of the revised products in the market; (ix) changes in interest rates and the stock markets causing a reduction of investment income or asset fees, reduction in the value of the Company's investment portfolio or a reduction in the demand for the Company's products; (x) general economic and business conditions which are less favorable than expected; (xi) unanticipated changes in industry trends and ratings assigned by nationally recognized statistical rating organizations, and (xii) inaccuracies in assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts.

                               EXHIBIT 1 TO FOURTH QUARTER EARNINGS ANNOUNCEMENT
                               -------------------------------------------------

NATIONWIDE FINANCIAL SERVICES, INC.
CONSOLIDATED INCOME STATEMENTS
                                                      QUARTERS ENDED           TWELVE MONTHS ENDED
                                                        DECEMBER 31                 DECEMBER 31
($ in millions, except per share data)               2000         1999          2000           1999
                                                    ------       ------       --------       --------
REVENUES
  Policy charges                                    $268.1       $239.7       $1,092.2       $  895.6
  Life insurance and immediate annuity premiums       59.3         66.9          240.0          220.8
  Net investment income                              429.3        408.1        1,668.4        1,530.5
  Other income                                        47.5         46.5          194.6          167.4
                                                    ------       ------       --------       --------
    TOTAL OPERATING REVENUES                         804.2        761.2        3,195.2        2,814.3
                                                    ======       ======       ========       ========

BENEFITS AND EXPENSES
  Interest credited                                  305.8        292.8        1,183.9        1,096.4
  Life insurance and annuity benefits                 56.4         64.2          241.6          210.4
  Policyholder dividends                              12.7         11.9           44.5           42.4
  Amortization of deferred policy
     acquisition costs                                88.6         76.6          351.6          272.7
  Other operating expenses                           166.0        151.5          676.3          561.4
  Interest expense on debt and trust securities       13.1         11.8           48.5           47.2
                                                    ------       ------       --------       --------
    TOTAL BENEFITS AND EXPENSES                      642.6        608.8        2,546.4        2,230.5
                                                    ======       ======       ========       ========

INCOME BEFORE FEDERAL INCOME TAX EXPENSE             161.6        152.4          648.8          583.8

Federal income tax expense                            46.9         51.1          197.8          195.5
                                                    ------       ------       --------       --------
NET OPERATING INCOME                                 114.7        101.3          451.0          388.3
  After-tax realized investment (losses)              (5.5)        (2.5)         (16.1)          (7.0)
                                                    ------       ------       --------       --------
NET INCOME                                          $109.2       $ 98.8       $  434.9       $  381.3
                                                    ======       ======       ========       ========

DILUTED EARNINGS PER SHARE (1)
Net operating income                                $ 0.89       $ 0.79       $   3.50       $   3.02
After-tax net realized investment (losses)           (0.04)       (0.02)         (0.12)         (0.06)
                                                    ------       ------       --------       --------
Net income                                          $ 0.85       $ 0.77       $   3.38       $   2.96
                                                    ======       ======       ========       ========

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic                                              128.7        128.5          128.7          128.5
                                                    ======       ======       ========       ========
  Diluted                                            129.1        128.6          128.9          128.6
                                                    ======       ======       ========       ========

(1)Net operating income excludes after-tax net realized investment gains and losses.

                               EXHIBIT 2 TO FOURTH QUARTER EARNINGS ANNOUNCEMENT
                               -------------------------------------------------

NATIONWIDE FINANCIAL SERVICES, INC
CONSOLIDATED BALANCE SHEETS
                                                                 DECEMBER 31,   DECEMBER 31,
($ in millions, except for per share data)                           2000           1999
                                                                  ---------      ---------
ASSETS
Investments:
  Fixed maturity securities, at fair value                        $15,497.2      $15,296.5
  Equity securities, at fair value                                    112.6           96.4
  Mortgage loans on real estate, net                                6,168.3        5,786.3
  Real estate, net                                                    310.7          254.8
  Policy loans                                                        562.6          519.6
  Other long-term investments                                         111.8           73.8
  Short-term investments                                              596.0          560.5
                                                                  ---------      ---------
    TOTAL INVESTMENTS                                              23,359.2       22,587.9
Cash and cash equivalents                                              62.7           22.5
Accrued investment income                                             252.5          238.7
Deferred policy acquisition costs                                   2,872.7        2,555.8
Other assets                                                          662.7          493.8
Assets held in separate accounts                                   65,968.8       67,155.3
                                                                  ---------      ---------
               TOTAL ASSETS                                       $93,178.6      $93,054.0
                                                                  =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Future policy benefits and claims                               $22,243.3      $21,868.3
  Short-term borrowings                                               118.7           --
  Other liabilities                                                 1,251.9          944.9
  Senior debt                                                         298.4          298.4
  Liabilities related to separate accounts                         65,968.8       67,155.3
                                                                  ---------      ---------
    TOTAL LIABILITIES                                              89,881.1       90,266.9
                                                                  =========      =========


Company-obligated mandatorily-redeemable capital
   and preferred securities of subsidiary trusts                      300.0          300.0
                                                                  ---------      ---------

Shareholders' equity:
  Class A common shares                                                 0.2            0.2
  Class B common shares                                                 1.0            1.0
  Additional paid-in capital                                          640.8          634.9
  Retained earnings                                                 2,245.5        1,867.4
  Accumulated other comprehensive income (loss)                       114.5          (15.5)
  Other                                                                (4.5)          (0.9)
                                                                  ---------      ---------
    TOTAL SHAREHOLDERS' EQUITY                                      2,997.5        2,487.1

                                                                  ---------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $93,178.6      $93,054.0
                                                                  =========      =========

BOOK VALUE PER SHARE
With available-for-sale securities at fair value                  $   23.29      $   19.35
                                                                  =========      =========
With available-for-sale securities at cost                        $   22.40      $   19.47
                                                                  =========      =========